Exhibit 99.1

LQR House Announces Important Addition to Board of Directors and Commitment to Investor Integrity

Miami Beach, FL, August 21, 2023 – LQR House Inc. (the “Company” or “LQR House”) (NASDAQ: LQR) marketing company focused on becoming a prominent force in the alcoholic beverage sector announces a significant update in its Board of Directors and reinforces its dedication to investor confidence and integrity.

LQR House is pleased to announce the appointment of Jay Dhaliwal to its Board of Directors. Jay, an experienced specialist in public markets, will assess the potential of naked short selling and boasts a robust history of accomplishments in corporate governance. His expertise will be pivotal as LQR House undertakes the previously announced Preliminary Investigation into Possible Naked Short Selling and Manipulation of the LQR House common shares trading on the NASDAQ.

Currently, Mr. Dhaliwal serves as a director for Canadian listed companies and a European Cannabis NASDAQ issuer. His experience includes a tenure as the CEO of prominent retail cannabis operations in Canada, providing him with profound insights into navigating government agencies associated with liquor and cannabis boards. Additionally, he has contributed to upper management within a sizable national pharmacy chain, effectively leveraging his expertise to enhance consumer-level growth and achieve savings via supply chain negotiations.

“We are excited to welcome Jatinder Dhaliwal to our Board of Directors,” stated Sean Dollinger, CEO of LQR House. “His wealth of knowledge with government bodies and proven track record in navigating complex issues within the financial markets will undoubtedly bolster our commitment to maintaining the highest standards of transparency and accountability.”

This move underscores LQR House’s proactive stance to address potential challenges and demonstrate its unwavering commitment to protecting the interests of its investors and shareholders. By actively pursuing a preliminary investigation, the company aims to reaffirm its dedication to the integrity of the company’s financial ecosystem.

About Jay Dhaliwal

Mr. Jatinder (Jay) Dhaliwal is a registered pharmacist, CEO and director of multiple publicly traded companies listed in Canadian (CSE, TSX) and American (Nasdaq) exchanges. Mr. Dhaliwal is currently director of a leading seed to patient cannabis producer based out of Europe and currently listed on the Nasdaq. He has been and currently acts as a CEO of large retail cannabis operations giving him an in-depth knowledge at dealing with government agencies associated with liquor and cannabis boards. He has worked in an upper management role in a large national banner pharmacy utilizing his skills to drive growth at the consumer level and saving through supply chain negotiations.

He has extensive knowledge in agricultural, medical and pharmaceutical operations. Mr. Dhaliwal holds a Bachelor of Pharmacy from the University of British Columbia and a Bachelor of Science in biology from the University of Victoria. Mr. Dhaliwal has overseen the acquisition and development of numerous projects, technology platforms and applications. He has overseen operations of numerous retail and commercial operations and implemented various health protocols and technology advances into health and wellness chains.

About LQR House Inc.

LQR House is a dynamic and forward-thinking liquor marketing company that intends to become the full-service digital marketing and brand development face of the alcoholic beverage space. Currently, LQR House has a key partnership with Country Wine & Spirits Inc. (“CWS”), granting the company full control over all marketing operations on CWSpirits.com,a leading alcohol ecommerce platform. With a deep passion for the world of beverages, LQR House takes pride in curating marketing strategies aimed to elevate brands to new heights. Composed of a team of seasoned professionals, LQR House focuses on crafting marketing solutions tailored to each client’s unique needs. Through strategic partnerships, creative branding, and digital prowess, LQR House intends to be at the forefront of the wine and spirits marketing landscape, making it the go-to choice for brands seeking to thrive in a competitive industry.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement on Form S-1 filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement on Form S-1 and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:

LQR@bacchus.agency